Exhibit 99.1

AFC’S BOARD APPOINTS KENNETH KEYMER AS CEO EFFECTIVE SEPTEMBER 1, 2005
Frank Belatti Continues as Chairman of the Board

June 3, 2005 (ATLANTA) – AFC Enterprises, Inc. (NASDAQ: AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits, today announced that its Board of Directors has appointed Kenneth Keymer, the current President of Popeyes, as the Company’s Chief Executive Officer effective September 1, 2005. Mr. Keymer will succeed Frank Belatti, the Company’s founder, who will continue as Chairman of the Board of Directors.

Keymer, age 57, is a 25-year restaurant industry veteran who has served as President of Popeyes since June 1, 2004. Since joining Popeyes, Keymer has been instrumental in driving the brand’s improved performance including positive comparable same-store sales, building a new management team to execute and accelerate the brand’s growth initiatives, reducing development costs for new units by over 10 percent and re-imaging expenses by approximately 30 percent, and improving the pipeline predictability for new restaurant openings.

“Ken is a highly regarded leader with an impressive track record of growing brands through his extensive operational and strategic experiences. Popeyes continues to benefit from Ken’s sector expertise, proven commitment to franchisees and overall business success. We have great confidence in his ability to lead the Company into the future,” stated Frank Belatti.

Prior to Popeyes, Keymer served as Co-chief Executive Officer and Member of the Board of Directors of Noodles & Company. From 1996 to 2002, he held the title of President and Chief Operating Officer at Sonic Corporation and was a member of the Board of Directors. He also held senior positions at Taco Bell, Boston Chicken and Perkins Family Restaurants.

Frank Belatti will continue his role as AFC’s Chairman of the Board. Belatti founded AFC in 1992 and navigated the Company through significant new unit growth, the acquisition of Cinnabon and Seattle Coffee Company in 1998, AFC’s IPO in March 2001, the comprehensive review of the Company’s portfolio and the ultimate closing of AFC’s corporate center. Over the past year, Belatti led AFC’s exploration of strategic alternatives for Church’s Chicken and Cinnabon resulting in the sale of these businesses that contributed to AFC’s declaration of a $12.00 per share dividend payable on June 3, 2005 to stockholders of record at the close of business on May 23, 2005.

“I look forward to working closely with Frank and the Board to continue making Popeyes a highly differentiated brand with significant growth opportunities,” stated Ken Keymer. “We are well positioned to succeed with our strong franchise system, focused leadership, extensive unit expansion opportunities, low capital requirements and unique brand positioning with strong product elasticity.”

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of Popeyes® Chicken & Biscuits, the world’s second-largest quick-service chicken concept based on number of units. As of April 17, 2005, Popeyes had 1,818 restaurants in the United States, Puerto Rico, Guam and 25 foreign countries. AFC has a primary objective to be the world’s Franchisor of Choice® by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com.

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AFC Contact Information:
Felise Glantz Kissell, Vice President, Investor Relations & Finance
(770) 353-3086 or fkissell@afce.com

This quarterly report on Form 10-Q contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, failure to consummate the settlement agreement described in our form 10Q for the quarter ended April 17, 2005, the loss of franchisees and other business partners, failure of our franchisees, the loss of senior management and the inability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, competition from other restaurant concepts and food retailers, the need to continue to improve our internal controls, limitations on our business under our 2005 Credit Facility, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, general economic conditions, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2004 Annual Report on Form 10-K/A and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.

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